UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported):

June 11, 2010

EXCO RESOURCES, INC.

(Exact name of registrant as specified in its charter)

Texas	0-9204	74-1492779
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

12377 Merit Drive Suite 1700, LB 82 Dallas, Texas	75251
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (214) 368-2084

(Former name or former address, if changed since last report): Not applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1- Registrant’s Business and Operations

Item 1.01	Entry Into a Material Definitive Agreement.

On June 11, 2010, EXCO Operating Company, LP (“EOC”), a wholly-owned indirect subsidiary of EXCO Resources, Inc. (“EXCO”), entered into an asset purchase agreement (the “Purchase Agreement”) to purchase oil and natural gas properties prospective for the Haynesville and Bossier shales (the “Purchased Assets”) from Southwestern Energy Production Company (“Southwestern”) for $355 million, subject to customary purchase price adjustments. The Purchased Assets include producing assets, gathering lines and approximately 20,000 net acres (rights to Haynesville/Bossier shale depths only) in Shelby, San Augustine and Nacogdoches Counties, Texas. The Purchased Assets are located within the area of mutual interest established by the existing East Texas/North Louisiana joint venture (the “JV”) with BG Group, plc (“BG Group”). BG Group will have the opportunity to purchase 50% of the Purchased Assets. Assuming BG Group elects to participate, this acquisition will be governed by the JV.

The Purchase Agreement contains customary representations, warranties, covenants and conditions to closing for transactions of this nature. Southwestern has also agreed to indemnify EOC after the closing, subject to customary exceptions, limitations, and caps, against liabilities related to, among other things, any breach by Southwestern of its representations, warranties, covenants and agreements contained in the Purchase Agreement.

Except for its remedy for a breach of Southwestern’s special warranty of title under the assignment of the Purchased Assets at closing, EOC’s exclusive remedy for title matters and environmental matters, with certain exceptions, will be handled through a title or environmental defect mechanism. EOC must give Southwestern notice of any title or environmental defects no later than seven business days prior to the closing date. Unless the parties otherwise agree, uncured title defects that are not in dispute will result in a downward adjustment to the purchase price if the value of all title defects exceed a threshold amount and in that case only to the extent that such defects exceed a lower deductible amount. Uncured environmental defects that are not in dispute will result in the exclusion of such Purchased Asset from the transaction and a downward adjustment to the purchase price. Disputed title or environmental defects will be submitted to binding arbitration.

The acquisition is expected to close on June 30, 2010, and has an effective date of April 1, 2010. EXCO’s net acquisition price will be financed with borrowings under its credit agreement.

Item 7.01	Regulation FD Disclosure.

On June 16, 2010, EXCO issued a press release, a copy of which is furnished as Exhibit 99.1, announcing the signing of the Purchase Agreement.

In accordance with general instruction B.2 to Form 8-K, information contained in Exhibit 99.1 is being “furnished” and not “filed” with the Securities and Exchange Commission for purposes of Section 18 of the Securities Exchange Act of 1934, and such information shall not be deemed incorporated by reference in any filing under the Securities Act of 1933.

Section 9 - Financial Statements and Exhibits

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

99.1	Press Release, dated June 16, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EXCO RESOURCES, INC.

Dated: June 17, 2010	By:	/S/ J. DOUGLAS RAMSEY, PH.D.
	Name:	J. Douglas Ramsey, Ph.D.
	Title:	Vice President - Finance

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press Release, dated June 16, 2010.